UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 11, 2011
ADTRAN, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24612	63-0918200

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Explorer Boulevard, Huntsville, Alabama	35806-2807

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (256) 963-8000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
(a) On October 11, 2011, the Board of Directors (the “Board”) of ADTRAN, Inc. (the “Company”) adopted amendments to Article III, Sections 3.4 and 3.13 of the Bylaws of the Company, effective immediately. Article III of the Bylaws contains the provisions that address the Board of the Company. Section 3.4 of the Bylaws was amended in order to provide that directors will be elected by a majority of shares voting at a shareholders’ meeting held for the purpose of electing directors. Previously, the Bylaws provided that directors would be elected by a plurality of shares voting at a shareholders’ meeting held for the purpose of electing directors. Section 3.13 of the Bylaws was amended in order to provide that directors may receive notices of meetings by facsimile transmission or electronic mail. Previously, the Bylaws did not specifically provide for receipt of notice of meetings by facsimile transmission or electronic mail.
On October 11, 2011, the Board also adopted an amendment to Article VII, Section 7.2 of the Bylaws of the Company, effective immediately. Article VII of the Bylaws contains various miscellaneous provisions relating to the Company. Section 7.2 of the Bylaws was amended to conform the Bylaw language to the prior designation of the Board and the actual fiscal year of the Company, January 1 through December 31. Previously, the Bylaws provided that the Company’s fiscal year was from the 1st day of September to the 31st day of August, inclusive, or such other twelve month period as designated by the Board.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Exhibit Description

3.1	Bylaws of ADTRAN, Inc., as amended.

SIGNATURES
Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on October 11, 2011.

ADTRAN, Inc. (Registrant)
By:	/s/ James E. Matthews
James E. Matthews
Senior Vice President — Finance, Chief Financial Officer, Treasurer, Secretary and Director (Principal Accounting Officer)